Exhibit 99.1

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT TO PARTICIPATE AT THE 6TH ANNUAL GATEWAY CONFERENCE

COS COB, Conn., Sept. 05, 2017 (GLOBE NEWSWIRE) -- Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq:CSSE), a fast-growing provider of positive and entertaining video content, today announced that Chairman and Chief Executive Officer William J. Rouhana, Jr. will participate in the following investor conference:

●	6th Annual Gateway Conference in San Francisco on September 6. Mr. Rouhana is scheduled to present at 1:00 p.m. PT and will host one-on-one meetings throughout the day. Management's presentation will be webcast live and available for replay on the Investors section of the Chicken Soup for the Soul Entertainment website, https://cssentertainment.com. The live and archived streams will be hosted under the Event Calendar page.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a fast-growing provider of positive and entertaining video content that brings out the best of the human spirit. The Company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. Chicken Soup for the Soul Entertainment is also expanding its partnerships with sponsors, television networks and independent producers. The Company will make its video content available to consumers globally through television and online networks, including its online affiliate APlus.com. The company is a subsidiary of Chicken Soup for the Soul, LLC.

MEDIA CONTACT

Jeanene Timberlake

RooneyPartners LLC

jtimberlake@rooneyco.com

(646) 770-8858

INVESTOR RELATIONS

Sanjay M. Hurry/Jody Burfening

LHA

CSSEnt@lhai.com

(212) 838-3777

Chicken Soup for the Soul Entertainment, Inc.